                                                                    EXHIBIT 12.1

                             PACCAR Financial Corp.

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                     PURSUANT TO SEC REPORTING REQUIREMENTS
                             (Thousands of Dollars)



                                                       Year Ended December 31
                              ----------------------------------------------------------------------
                                 1996           1995           1994           1993           1992
                              ----------     ----------     ----------     ----------     ----------

FIXED CHARGES
   Interest expense           $   98,536     $   89,796     $   62,851     $   45,815     $   48,914
   Portion of rentals
      deemed interest                244            238            226            218            217
                              ----------     ----------     ----------     ----------     ----------

TOTAL FIXED CHARGES           $   98,780     $   90,034     $   63,077     $   46,033     $   49,131
                              ----------     ----------     ----------     ----------     ----------
                              ----------     ----------     ----------     ----------     ----------

EARNINGS
   Income before taxes        $   52,180     $   46,730     $   42,147     $   30,449     $   18,645

FIXED CHARGES                     98,780         90,034         63,077         46,033         49,131
                              ----------     ----------     ----------     ----------     ----------

EARNINGS AS DEFINED           $  150,960     $  136,764     $  105,224     $   76,482     $   67,776
                              ----------     ----------     ----------     ----------     ----------
                              ----------     ----------     ----------     ----------     ----------

RATIO OF EARNINGS
   TO FIXED CHARGES (1)          1.53x          1.52x          1.67x          1.66x          1.38x



(1) The method of computing the ratio of earnings to fixed charges shown above complies with SEC reporting requirements but differs from the method called for in the Support Agreement between the Company and PACCAR. See Exhibit 12.2.


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